Exhibit 99.1

Investor Relations Contacts:

Keith Terreri, Vice President - Finance & Treasurer

Jim Mathias, Director - Investor Relations

214-570-4641

investor_relations@metropcs.com

MetroPCS Reports First Quarter 2009 Results

Industry Leading High-Growth, Low Cost Structure,

Results in Record First Quarter Adjusted EBITDA

First Quarter 2009 Highlights Include:

•	Highest share of gross subscriber additions of any U.S. carrier in our operating markets in the aggregate

•	Quarterly consolidated total revenues of $795 million, an increase of 20% over first quarter of 2008

•	Quarterly consolidated Adjusted EBITDA of approximately $199 million, an increase of approximately 12% over first quarter of 2008

•	Quarterly consolidated income from operations of $131 million, an increase of 17% from first quarter of 2008

•	Quarterly consolidated net subscriber additions of approximately 684 thousand, highest quarterly net additions in company history

•	Achieved the 6 million subscriber milestone and added over 1.6 million net subscriber additions over the last twelve months

•	Launch of service in New York City and Boston metropolitan areas

•	Reaffirms Operational and Financial Guidance for 2009

DALLAS (May 7, 2009) – MetroPCS Communications, Inc. (NYSE: PCS), the nation’s leading provider of unlimited, flat-rate wireless communications service, today announced financial and operational results for the quarter ended March 31, 2009. MetroPCS reported quarterly growth in Consolidated Adjusted EBITDA and consolidated income from operations of approximately 12% and 17%, respectively, and finished the first quarter with approximately 6.1 million subscribers.

“We are very pleased to announce record quarterly net subscriber additions of approximately 684 thousand in the first quarter of 2009. In the midst of the ongoing challenging economic conditions, and as voice continues to go wireless, we see consumers recognizing the value of our service as well as consumers cutting the wireline cord. During the first quarter we were excited to launch our unlimited service in the New York City and Boston metropolitan areas. Our first quarter results in our Northeast Markets, including Philadelphia, were strong, with net subscriber additions of 249 thousand. Our rate of net subscriber additions has accelerated, and we have recorded over 1.6 million net subscriber additions during the last twelve months, representing total subscriber growth of approximately 37% in that period,” said Roger D. Linquist, Chairman, President and Chief Executive Officer of MetroPCS.

“This is an exciting time for MetroPCS. We intend to continue to focus on superior execution and on increasing brand awareness. While the U.S. economy continues to be challenged, I am pleased to report that the resilience of our business model and the dedication and focus of our employees enables us to once again reiterate the full year 2009 guidance we first provided in November of 2008. As the sixth largest facility-based wireless carrier in the country, we are pleased with our continued growth and we will continue to focus on providing superior value to our customers,” Linquist concluded.

1Q09 Operational Highlights

•	Approximately 684 thousand net subscriber additions representing 37% subscriber growth when compared to the same quarter a year ago

•	Highest share of gross subscriber additions of any U.S. carrier in our operating markets in the aggregate based on third party study

•	0.6% increase in Core Markets Penetration in the first quarter

•	Launched service in Boston and New York metropolitan areas, with approximately 15 million covered POPs at launch

•	Network built using extensive DAS

•	Superior “in-building” coverage

•	Quarterly Northeast Markets net subscriber additions of approximately 249 thousand

•	Launched the Blackberry Curve with the most affordable rate plan in the United States

•	Introduced additional new smart phones, including the Samsung Finesse and Motorola Hint

•

Launched GroupLINE - a one-call communication solution targeted at families and friends who are trying to save money in today’s economy by “cutting the cord” and replacing their landline telephones with wireless phones

•	Launched Mexico Unlimited - Unlimited calls to landlines in over 200 cities and towns throughout Mexico for $3 per month

Key Consolidated Financial and Operating Metrics

(in millions, except percentages, per share, per subscriber and subscriber amounts)

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Service revenues	$727	$562
Total revenues	$795	$662
Income from operations	$131	$112
Net income	$44	$40
Diluted net income per common share	$0.12	$0.11
Consolidated Adjusted EBITDA(1)	$199	$178
Consolidated Adjusted EBITDA as a percentage of service revenues	27.4%	31.6%

ARPU(1)	$40.40	$42.51
CPGA(1)	$134.23	$125.00
CPU(1)	$16.69	$18.86
Churn-Average Monthly Rate	5.0%	4.0%

Consolidated Subscribers
End of Period	6,050,527	4,414,519
Net Additions	683,694	451,733
Penetration of Covered POPs(2)	7.3%	8.1%

(1)	- For a reconciliation of Non-GAAP financial measures, please refer to the section entitled “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” included at the end of this release.
(2)	Number of covered POPs increased approximately 29 million from 3/31/08 to 3/31/09.

Quarterly Consolidated Results

•	MetroPCS reported consolidated service revenues of approximately $727 million for the first quarter, an increase of 29% when compared to the prior year first quarter.

•

Income from operations increased $19 million, or 17%, for the quarter ended March 31, 2009 as compared to the prior year’s first quarter. This was due primarily to an increase in total revenues of approximately $133 million and an approximately $25 million gain on disposal of assets partially offset by higher cost of service of $57 million, higher selling, general and administrative expenses of $32 million, higher cost of equipment of approximately $25 million and higher depreciation and amortization of $24 million.

•	Consolidated Adjusted EBITDA of $199 million increased by $21 million, or approximately 12%, when compared to the same period in the previous year.

•

Average revenue per user (ARPU) of $40.40 for the quarter represents a decrease of $2.11 when compared to the first quarter of 2008 and a decrease of $0.12 when compared to the fourth quarter of 2008. The change in ARPU from the fourth quarter of 2008 is primarily attributable to a decrease in MetroFlash revenue by consumers purchasing $49 handsets versus re-flashing existing handsets.

•

The Company’s cost per gross addition (CPGA) of $134.23 for the quarter represents an increase of $9.23 when compared to the prior year’s first quarter and primarily was driven by an increase in marketing and advertising expenses due to the launch of service in the New York City and Boston metropolitan areas.

•

Cost per user (CPU) decreased to $16.69 in the first quarter, or approximately 12%, when compared to the first quarter of 2008. The change in CPU is primarily due to the Company’s continued scaling of the business, partially offset by expenses related to the launch of service and ramp up of operations in the Northeast Markets.

•

Churn increased from 4% to 5%, when compared to the first quarter of 2008. One of the key drivers of the increase in churn were incremental gross additions of 857 thousand during the nine months ended December 31, 2008, as compared to the same period in 2007.

Effective January 1, 2009, the Company implemented a change to the composition of its reportable segments under SFAS No. 131 “Disclosure About Segments of an Enterprise and Related Information.” Under this change, the Company now aggregates its thirteen operating segments as follows: the Core Markets include the Atlanta, Dallas/Ft. Worth, Detroit, Las Vegas, Los Angeles, Miami, Orlando/Jacksonville, Sacramento, San Francisco, and Tampa/Sarasota metropolitan areas and the Northeast Markets include the Boston, New York and Philadelphia metropolitan areas. The historical quarterly information presented below has been restated to reflect this change.

Core Markets Segment Results

(in millions, except percentages and subscriber amounts)

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008	Three Months Ended June 30, 2008	Three Months Ended September 30, 2008	Three Months Ended December 31, 2008
Service revenues	$703	$562	$599	$608	$657
Total revenues	$767	$662	$679	$682	$713
Income from operations	$197	$134	$164	$165	$156
Adjusted EBITDA	$268	$193	$232	$236	$241
Adjusted EBITDA as a percentage of service revenues	38.2%	34.3%	38.8%	38.9%	36.7%

Subscribers
End of Period	5,697,581	4,414,519	4,598,049	4,802,692	5,262,682
Net Additions	434,899	451,733	183,530	204,643	459,990
Penetration of Covered POPs	9.4%	8.1%	8.1%	8.4%	8.8%

Core Markets Quarterly Results

•

The Core Markets continued to grow and ended the quarter with approximately 5.7 million subscribers and a 9.4% penetration rate, representing approximately 435 thousand net subscriber additions in the first quarter and approximately 1.3 million net subscriber additions since March 31, 2008.

•	For the first quarter 2009, income from operations increased $63 million, or approximately 47%, as compared to the first quarter of 2008.

•

The Core Markets generated first quarter 2009 Adjusted EBITDA of $268 million versus approximately $193 million for the same period a year ago. Core Market Adjusted EBITDA margins improved from 34.3% in the first quarter of 2008 to 38.2% in the first quarter of 2009.

Northeast Markets Segment Results

(in millions, except percentages and subscriber amounts)

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008	Three Months Ended June 30, 2008	Three Months Ended September 30, 2008	Three Months Ended December 31, 2008
Service revenues	$24	$—	$—	$3	$9
Total revenues	$28	$—	$—	$5	$11
Loss from operations	$(83)	$(17)	$(25)	$(40)	$(52)
Adjusted EBITDA Deficit	$(69)	$(15)	$(22)	$(35)	$(47)

Subscribers
End of Period	352,946	—	—	44,622	104,151
Net Additions	248,795	—	—	44,622	59,529
Penetration of Covered POPs	1.6%	—	—	1.1%	2.3%

Northeast Markets Quarterly Results

•

The Northeast Markets ended the first quarter with approximately 353 thousand subscribers and a 1.6% penetration rate, representing a net subscriber increase of approximately 239% since December 31, 2008.

•	Northeast Markets had approximately 249 thousand net subscriber additions for the first quarter 2009, an increase of approximately 318% over the fourth quarter of 2008.

•	The Northeast Markets generated an additional $15 million in service revenues for the quarter ended March 31, 2009 over the quarter ended December 31, 2008.

•	For the first quarter of 2009, loss from operations increased approximately $66 million to $83 million as compared to the first quarter of 2008.

•	The Northeast Markets generated a first quarter 2009 Adjusted EBITDA deficit of $69 million versus an Adjusted EBITDA deficit of approximately $15 million for the same quarter in 2008.

Operational and Financial Guidance for 2009

For the year ending December 31, 2009, MetroPCS today reaffirms guidance the Company originally provided on November 5, 2008 that MetroPCS expected net subscriber additions in the range of 1.4 million to 1.7 million on a consolidated basis. The Company currently expects Consolidated Adjusted EBITDA to be in the range of $900 million to $1.1 billion for the year ending December 31, 2009.

MetroPCS currently expects to incur capital expenditures in the range of $0.7 billion to $0.9 billion on a consolidated basis for the year ending December 31, 2009. MetroPCS currently expects to reach free cash flow positive on a consolidated basis in late 2009.

MetroPCS currently plans to focus on building out networks to cover approximately 40 million of total population during 2009-2010, which includes the Boston and New York metropolitan areas in which service was launched in February 2009.

MetroPCS Conference Call Information

MetroPCS Communications, Inc. will host a conference call to discuss its First Quarter 2009 Earnings Results at 9:00 a.m. (ET) on Thursday, May 7, 2009.

Date:	Thursday, May 7, 2009
Time:	9:00 a.m. (ET)
Call-in Numbers:	Toll free: 888-464-7607
International:	706-634-9318
Participant Passcode:	90960298

Please plan on accessing the conference call ten minutes prior to the scheduled start time.

The conference call will be broadcast live via the Company’s Investor Relations website at investor.metropcs.com. A replay of the webcast will be available on the website beginning at approximately 12:30 p.m. (ET) on May 7, 2009.

A replay of the conference call will be available for one week starting shortly after the call concludes and can be accessed by dialing 800-642-1687 (toll free) or 706-645-9291 (International). The passcode required to listen to the replay is 90960298.

To automatically receive MetroPCS financial news by e-mail, please visit the Investor Relations portion of the MetroPCS website, investor.metropcs.com, and subscribe to E-mail Alerts.

About MetroPCS Communications, Inc.

Dallas-based MetroPCS Communications, Inc. (NYSE: PCS) is a provider of unlimited wireless communications service for a flat-rate with no signed contract. MetroPCS owns or has access to licenses covering a population of approximately 143 million people in the largest metropolitan areas in the United States, including New York City, Los Angeles, San Francisco, Dallas, Philadelphia, Atlanta, Detroit, Boston, Miami, Tampa, and Sacramento. MetroPCS ranked “Highest In Customer Satisfaction With Wireless Prepaid Service” in the J.D. Power and Associates third annual Prepaid Customer Satisfaction Study in July of 2008. As of March 31, 2009, MetroPCS had approximately 6.1 million subscribers. For more information please visit www.metropcs.com.

Forward-Looking Statements

This news release includes “forward-looking statements” for the purpose of the “safe harbor” provisions within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and rule 3(b)-6 under the Securities Exchange Act of 1934, as amended. Any statements made in this news release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including statements that may relate to our plans, objectives, strategies, goals, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “would,” “could,” “may,” “will,” “forecast,” and other similar expressions.

These forward-looking statements or projections are based on reasonable assumptions at the time they are made, including our current expectations, plans and assumptions that have been made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Forward-looking statements or projections are not guarantees of future performance or results. Actual financial results, performance or results of operations may differ materially from those expressed in the forward-looking statements and projections. Factors that may materially affect such forward-looking statements and projections include:

•	the highly competitive nature of our industry;

•	the rapid technological changes in our industry;

•	an economic slow down or recession in the United States;

•	the state of the capital markets and the United States economy;

•	our exposure to counterparty risk in our financial agreements;

•	our ability to maintain adequate customer care and manage our churn rate;

•	our ability to sustain the growth rates we have experienced to date;

•	our ability to manage our rapid growth, train additional personnel and improve our financial and disclosure controls and procedures;

•	our ability to secure the necessary spectrum and network infrastructure equipment;

•	our ability to adequately enforce or protect our intellectual property rights and defend against suits filed by others;

•	governmental regulation of our services, and the costs of compliance and our failure to comply with such regulations;

•	our capital structure, including our indebtedness amounts;

•	changes in consumer preferences or demand for our products;

•	our inability to attract and retain key members of management; and

•	other factors described or referenced from time to time in our filings with the Securities and Exchange Commission.

The forward-looking statements and projections speak only as to the date made, are based on current expectations, and are subject to and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or ability to predict. You should not place undue reliance on these forward-looking statements and projections, which are based on current expectations and speak only as of the date of this release. MetroPCS Communications, Inc. is not obligated to, and does not undertake a duty to, update any forward-looking statement or projection to reflect events after the date of this release, except as required by law. The results for the first quarter of 2009 may not be reflective of results for any subsequent period. MetroPCS does not plan to update nor reaffirm guidance except through formal public disclosure pursuant to Regulation FD.

MetroPCS Communications, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share information)

(Unaudited)

	March 31, 2009	December 31, 2008
CURRENT ASSETS:
Cash and cash equivalents	$850,702	$697,948
Short-term investments	224,635	3
Inventories, net	103,154	155,955
Accounts receivable (net of allowance for uncollectible accounts of $4,514 and $4,106 at March 31, 2009 and December 31, 2008, respectively)	45,251	34,666
Prepaid charges	69,150	56,347
Deferred charges	54,254	49,716
Deferred tax assets	1,832	1,832
Other current assets	60,352	47,417

Total current assets	1,409,330	1,043,884

Property and equipment, net	2,993,108	2,847,751
Long-term investments	4,612	5,986
FCC licenses	2,439,657	2,406,596
Microwave relocation costs	17,358	16,478
Other assets	107,144	101,453

Total assets	$6,971,209	$6,422,148

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$465,920	$568,432
Current maturities of long-term debt	17,727	17,009
Deferred revenue	171,797	151,779
Other current liabilities	5,575	5,136

Total current liabilities	661,019	742,356

Long-term debt, net	3,591,105	3,057,983
Deferred tax liabilities	417,100	389,509
Deferred rents	63,092	56,425
Redeemable ownership interest	6,667	6,290
Other long-term liabilities	140,767	135,262

Total liabilities	4,879,750	4,387,825

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.0001 per share, 100,000,000 shares authorized; no shares of preferred stock issued and outstanding at March 31, 2009 and December 31, 2008	—	—
Common Stock, par value $0.0001 per share, 1,000,000,000 shares authorized, 351,430,599 and 350,918,272 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	35	35
Additional paid-in capital	1,592,517	1,578,972
Retained earnings	531,822	487,849
Accumulated other comprehensive loss	(32,915)	(32,533)

Total stockholders’ equity	2,091,459	2,034,323

Total liabilities and stockholders’ equity	$6,971,209	$6,422,148

MetroPCS Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income

(in thousands, except share and per share information)

(Unaudited)

	For the three months ended March 31,
	2009	2008
REVENUES:
Service revenues	$726,698	$561,970
Equipment revenues	68,631	100,384

Total revenues	795,329	662,354

OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense of $72,318 and $48,656, shown separately below)	245,575	188,473
Cost of equipment	225,018	200,158
Selling, general and administrative expenses (excluding depreciation and amortization expense of $9,428 and $8,644, shown separately below)	136,411	104,374
Depreciation and amortization	81,746	57,300
(Gain) loss on disposal of assets	(24,908)	21

Total operating expenses	663,842	550,326

Income from operations	131,487	112,028

OTHER EXPENSE (INCOME):
Interest expense	58,432	47,425
Accretion of put option in majority-owned subsidiary	377	303
Interest and other income	(552)	(9,888)
Impairment loss on investment securities	921	8,001

Total other expense	59,178	45,841

Income before provision for income taxes	72,309	66,187

Provision for income taxes	(28,336)	(26,668)

Net income	$43,973	$39,519

Other comprehensive income:
Unrealized losses on available-for-sale securities, net of tax	(139)	—
Unrealized losses on cash flow hedging derivatives, net of tax	(6,965)	(15,626)
Reclassification adjustment for losses on cash flow hedging derivatives included in net income, net of tax	6,722	1,717

Comprehensive income	$43,591	$25,610

Net income per common share:
Basic	$0.12	$0.11

Diluted	$0.12	$0.11

Weighted average shares:
Basic	351,090,862	348,164,091

Diluted	356,429,423	354,568,227

MetroPCS Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	For the three months ended March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$43,973	$39,519
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	81,746	57,300
Provision for uncollectible accounts receivable	66	44
Deferred rent expense	6,292	5,997
Cost of abandoned cell sites	2,201	1,668
Stock-based compensation expense	10,669	8,465
Non-cash interest expense	2,280	600
(Gain) loss on disposal of assets	(24,908)	21
Impairment loss on investment securities	921	8,001
Accretion of asset retirement obligations	1,174	515
Accretion of put option in majority-owned subsidiary	377	303
Deferred income taxes	26,937	25,548
Changes in assets and liabilities:
Inventories	52,801	43,663
Accounts receivable, net	(10,651)	(1,062)
Prepaid charges	(24,564)	(18,038)
Deferred charges	(4,538)	(2,696)
Other assets	1,634	2,206
Accounts payable and accrued expenses	118,211	(77,694)
Deferred revenue	20,000	12,344
Other liabilities	1,978	745

Net cash provided by operating activities	306,599	107,449

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(312,647)	(183,614)
Change in prepaid purchases of property and equipment	11,761	27,172
Proceeds from sale of property and equipment	2,086	—
Purchase of investments	(224,405)	—
Purchases of and deposits for FCC licenses	(7,416)	(153,682)
Cash used in business acquisitions	—	(18,600)
Microwave relocation costs	(457)	(635)

Net cash used in investing activities	(531,078)	(329,359)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft	(99,768)	65,734
Proceeds from 9 1/4% Senior Notes	492,250	—
Debt issuance costs	(11,925)	—
Repayment of debt	(4,000)	(4,000)
Payments on capital lease obligations	(2,165)	—
Proceeds from exercise of stock options	2,841	697

Net cash provided by financing activities	377,233	62,431

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	152,754	(159,479)
CASH AND CASH EQUIVALENTS, beginning of period	697,948	1,470,208

CASH AND CASH EQUIVALENTS, end of period	$850,702	$1,310,729

Definition of Terms and Reconciliation of Non-GAAP Financial Measures

The Company utilizes certain financial measures and key performance indicators that are not calculated in accordance with GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Average revenue per user, or ARPU, cost per gross addition, or CPGA, and cost per user, or CPU, are non-GAAP financial measures utilized by the Company’s management to judge the Company’s ability to meet its liquidity requirements and to evaluate its operating performance. Management believes that these measures are important in understanding the performance of the Company’s operations from period to period, and although every company in the wireless industry does not define each of these measures in precisely the same way, management believes that these measures (which are common in the wireless industry) facilitate key liquidity and operating performance comparisons with other companies in the wireless industry. The following tables reconcile non-GAAP financial measures with the Company’s financial statements presented in accordance with GAAP.

ARPU — The Company utilizes ARPU to evaluate per-customer service revenue realization and to assist in forecasting future service revenues. ARPU is calculated exclusive of pass through charges that the Company collects from its customers and remits to the appropriate government agencies.

Average number of customers for any measurement period is determined by dividing (a) the sum of the average monthly number of customers for the measurement period by (b) the number of months in such period. Average monthly number of customers for any month represents the sum of the number of customers on the first day of the month and the last day of the month divided by two. The following table shows the calculation of ARPU for the periods indicated.

	Three Months Ended March 31,
	2009	2008
	(in thousands, except average number of customers and ARPU)
Calculation of Average Revenue Per User (ARPU):
Service revenues	$726,698	$561,970
Less:
Pass through charges	(37,643)	(26,554)

Net service revenues	$689,055	$535,416

Divided by: Average number of customers	5,685,830	4,198,794

ARPU	$40.40	$42.51

CPGA — The Company utilizes CPGA to assess the efficiency of its distribution strategy, validate the initial capital invested in its customers and determine the number of months to recover customer acquisition costs. This measure also allows management to compare the Company’s average acquisition costs per new customer to those of other wireless broadband PCS providers. Equipment revenues related to new customers are deducted from selling expenses in this calculation as they represent amounts paid by customers at the time their service is activated that reduce the acquisition cost of those customers. Additionally, equipment costs associated with existing customers, net of related revenues, are excluded as this measure is intended to reflect only the acquisition costs related to new customers. The following table reconciles total costs used in the calculation of CPGA to selling expenses, which the Company considers to be the most directly comparable GAAP financial measure to CPGA.

	Three Months Ended March 31,
	2009	2008
	(in thousands, except gross customer additions and CPGA)
Calculation of Cost Per Gross Addition (CPGA):
Selling expenses	$74,906	$46,647
Less: Equipment revenues	(68,631)	(100,384)
Add: Equipment revenue not associated with new customers	41,215	45,803
Add: Cost of equipment	225,018	200,158
Less: Equipment costs not associated with new customers	(67,058)	(72,212)

Gross addition expenses	$205,450	$120,012

Divided by: Gross customer additions	1,530,565	960,083

CPGA	$134.23	$125.00

CPU — CPU is cost of service and general and administrative costs (excluding applicable non-cash stock-based compensation expense included in cost of service and general and administrative expense) plus net loss on equipment transactions unrelated to initial customer acquisition exclusive of pass through charges, divided by the sum of the average monthly number of customers during such period. CPU does not include any depreciation and amortization expense. Management uses CPU as a tool to evaluate the non-selling cash expenses associated with ongoing business operations on a per customer basis, to track changes in these non-selling cash costs over time, and to help evaluate how changes in the Company’s business operations affect non-selling cash costs per customer. In addition, CPU provides management with a useful measure to compare our non-selling cash costs per customer with those of other wireless providers. We believe investors use CPU primarily as a tool to track changes in our non-selling cash costs over time and to compare our non-selling cash costs to those of other wireless providers. Other wireless carriers may calculate this measure differently. The following table reconciles total costs used in the calculation of CPU to cost of service, which we consider to be the most directly comparable GAAP financial measure to CPU.

	Three Months Ended March 31,
	2009	2008
	(in thousands, except average number of customers and CPU)
Calculation of Cost Per User (CPU):
Cost of service	$245,575	$188,473
Add: General and administrative expense	61,505	57,727
Add: Net loss on equipment transactions unrelated to initial customer acquisition	25,843	26,409
Less: Stock-based compensation expense included in cost of service and general and administrative expense	(10,669)	(8,465)
Less: Pass through charges	(37,643)	(26,554)

Total costs used in the calculation of CPU	$284,611	$237,590

Divided by: Average number of customers	5,685,830	4,198,794

CPU	$16.69	$18.86

The Company’s senior secured credit facility calculates consolidated Adjusted EBITDA as: consolidated net income plus depreciation and amortization; gain (loss) on disposal of assets; non-cash expenses; gain (loss) on extinguishment of debt; provision for income taxes; interest expense; and certain expenses of MetroPCS minus interest and other income and non-cash items increasing consolidated net income. The Company considers Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to the Company’s ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and fund future growth. The Company presents Adjusted EBITDA because covenants in its senior secured credit facility contain ratios based on this measure. If the Company’s Adjusted EBITDA were to decline below certain levels, covenants in the Company’s senior secured credit facility that are based on Adjusted EBITDA, including the maximum senior secured leverage ratio covenant, may be violated and could cause, among other things, an inability to incur further indebtedness and in certain circumstances a default or mandatory prepayment under the Company’s senior secured credit facility. The Company’s maximum senior secured leverage ratio is required to be less than 4.5 to 1.0 based on Adjusted EBITDA plus the impact of certain new markets. The lenders under the senior secured credit facility use the senior secured leverage ratio to measure the Company’s ability to meet its obligations on its senior secured debt by comparing the total amount of such debt to its Adjusted EBITDA, which the Company’s lenders use to estimate its cash flow from operations. The senior secured leverage ratio is calculated as the ratio of senior secured indebtedness to Adjusted EBITDA, as defined by the senior secured credit facility. Adjusted EBITDA is not a measure calculated in accordance with GAAP, and should not be considered a substitute for, operating income (loss), net income (loss), or any other measure of financial performance reported in accordance with GAAP. In addition, Adjusted EBITDA should not be construed as an alternative to, or more meaningful than cash flows from operating activities, as determined in accordance with GAAP.

The following table shows the calculation of our consolidated Adjusted EBITDA, as defined in the Company’s senior secured credit facility, for the three months ended March 31, 2009 and 2008.

	Three Months Ended March 31,
	2009	2008
	(in thousands)
Calculation of Consolidated Adjusted EBITDA:
Net income	$43,973	$39,519
Adjustments:
Depreciation and amortization	81,746	57,300
(Gain) loss on disposal of assets	(24,908)	21
Stock-based compensation expense (1)	10,669	8,465
Interest expense	58,432	47,425
Accretion of put option in majority-owned subsidiary (1)	377	303
Interest and other income	(552)	(9,888)
Impairment loss on investment securities	921	8,001
Provision for income taxes	28,336	26,668

Consolidated Adjusted EBITDA	$198,994	$177,814

(1) Represents a non-cash expense, as defined by our senior secured credit facility.

In addition, for further information, the following table reconciles consolidated Adjusted EBITDA, as defined in our senior secured credit facility, to cash flows from operating activities for the three months ended March 31, 2009 and 2008.

	Three Months Ended March 31,
	2009	2008
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Consolidated Adjusted EBITDA:
Net cash provided by operating activities	$306,599	$107,449
Adjustments:
Interest expense	58,432	47,425
Non-cash interest expense	(2,280)	(600)
Interest and other income	(552)	(9,888)
Provision for uncollectible accounts receivable	(66)	(44)
Deferred rent expense	(6,292)	(5,997)
Cost of abandoned cell sites	(2,201)	(1,668)
Accretion of asset retirement obligations	(1,174)	(515)
Provision for income taxes	28,336	26,668
Deferred income taxes	(26,937)	(25,548)
Changes in working capital	(154,871)	40,532

Consolidated Adjusted EBITDA	$198,994	$177,814

Effective January 1, 2009, the Company implemented a change to the composition of its reportable segments under SFAS No. 131. The historical quarterly information presented below has been restated to reflect this change. The following table reconciles segment Adjusted EBITDA (Deficit) for the three months ended March 31, 2009, March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008 to consolidated income before provision for income taxes:

	Three Months Ended
	March 31, 2009	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008
Segment Adjusted EBITDA (Deficit):
Core Markets Adjusted EBITDA	$268,418	$192,542	$232,011	$236,328	$240,870
Northeast Markets Adjusted EBITDA Deficit	(69,424)	(14,728)	(21,844)	(35,440)	(46,606)

Total	198,994	177,814	210,167	200,888	194,264
Depreciation and amortization	(81,746)	(57,300)	(60,888)	(67,631)	(69,500)
Gain (loss) on disposal of assets	24,908	(21)	(2,628)	(1,822)	(14,434)
Stock-based compensation expense	(10,669)	(8,465)	(11,007)	(10,782)	(10,888)
Interest expense	(58,432)	(47,425)	(45,664)	(42,950)	(43,366)
Accretion of put option in majority-owned subsidiary	(377)	(303)	(317)	(317)	(321)
Interest and other income	552	9,888	5,372	5,164	2,752
Impairment loss on investment securities	(921)	(8,001)	(9,079)	(2,956)	(10,820)

Consolidated income before provision for income taxes	$72,309	$66,187	$85,956	$79,594	$47,687